Exhibit 11
                                                                  -------------
                                                                  (Page 1 of 3)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)

                                                         For the Year ended
                                                          December 31, 1995

                                                                     Assuming
                                                       Primary    Full Dilution
                                                     -----------  -------------
Net income .........................................    $ 548        $ 548

Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ....................................      680          680
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ....................................       52           52
  Shares of common stock assumed repurchased
    for treasury(a) ................................      (45)         (38)
                                                        -----        -----
  Adjusted shares of common stock and common
    stock equivalents for computation ..............      687          694
                                                        =====        =====
Earnings per common and common
  equivalent shares ................................    $ .80        $ .79
                                                        =====        =====

(a) At an average market price of $22.45 for primary. The December 31, 1995 market price of $26.13 for fully diluted was used as it was higher than the average 1995 market price of $22.45.

                                                                    Exhibit 11
                                                                  -------------
                                                                   (Page 2 of 3)
                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)

                                                         For the Year ended
                                                          December 31, 1994

                                                                     Assuming
                                                       Primary    Full Dilution
                                                     -----------  -------------
Net income .........................................    $ 795        $ 795
Dividends on preferred stock .......................       (1)          (1)
                                                        -----        -----
Earnings applicable to common
    stockholders ...................................    $ 794        $ 794
                                                        =====        =====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ....................................      597          597
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ....................................       41           41
  Shares of common stock assumed repurchased
    for treasury(b) ................................      (34)         (34)
                                                        -----        -----
  Adjusted shares of common stock and common
    stock equivalents for computation ..............      604          604
                                                        =====        =====
Earnings per common and common
  equivalent shares ................................    $1.32        $1.32
                                                        =====        =====

(b) At an average market price of $23.58 for primary and fully diluted as the December 31, 1994 market price of $18.38 was less than the average market price of $23.58.

                                                                    Exhibit 11
                                                                  -------------
                                                                   (Page 3 of 3)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)

                                                         For the Year ended
                                                          December 31, 1993

                                                                     Assuming
                                                       Primary    Full Dilution
                                                     -----------  -------------
Income before extraordinary item ...................    $ 627        $ 627
Loss on early debt retirements, less
  applicable income tax benefit of
  $26 million ......................................       45           45
                                                        -----        -----
Net income .........................................      582          582
Dividends on preferred stock .......................       (1)          (1)
                                                        -----        -----
Earnings applicable to common
    stockholders ...................................      581          581
  Add back:
  Convertible preferred stock dividends ............        1            1
                                                        -----        -----
Earnings as adjusted for purposes
  of computing earnings per share ..................    $ 582        $ 582
                                                        =====        =====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding (c) ................................      524          524
  Assumed conversion of preferred stock ............       27           27
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ....................................       51           51
  Shares of common stock assumed repurchased
    for treasury(d) ................................      (40)         (35)
                                                        -----        -----
  Adjusted shares of common stock and common
    stock equivalents for computation ..............      562          567
                                                        =====        =====
Earnings per common and common equivalent shares:
  Income before extraordinary item .................    $1.12        $1.11
  Loss on early debt retirements ...................     (.08)        (.08)
                                                        -----        -----
                                                        $1.04        $1.03
                                                        =====        =====

(c) Amounts have been retroactively restated to reflect a two-for-one stock split effected in the form of a 100% stock dividend declared in the second quarter of 1993.

(d) At an average market price of $25.24 for primary. The December 31, 1993 market price of $28.25 for fully diluted was used as it was higher than the average 1993 market price of $25.24.